Exhibit 1

DOMINION RESOURCES, INC.

$200,000,000 2003 Series G 2.125% Convertible Senior Notes Due 2023

UNDERWRITING AGREEMENT

December 3, 2003

Credit Suisse First Boston LLC

Morgan Stanley & Co. Incorporated

as Representatives for the Underwriters

listed in Schedule I hereto

c/o Credit Suisse First Boston LLC

11 Madison Avenue

New York, New York 10010

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The undersigned, Dominion Resources, Inc. (the Company), hereby confirms its agreement with the several Underwriters named in Schedule I hereto (the Agreement) with respect to the issuance and sale to the several Underwriters named in Schedule I of certain of the Company’s 2003 Series G 2.125% Convertible Senior Notes Due 2023 (the Firm Senior Notes) specified in Schedule II hereto, and the public offering thereof by the several Underwriters, upon the terms specified in Schedule II. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional $20,000,000 Senior Notes on the terms and for the purposes set forth in Section 4 (the Option Senior Notes). The Firm Senior Notes and the Option Senior Notes, if purchased, are hereinafter collectively referred to as the Senior Notes. The Senior Notes will be convertible into shares of common stock, no par value (the Common Stock), of the Company (the Underlying Securities). Capitalized terms used herein without definition shall be used as defined in the Prospectus (as hereinafter defined).

1. Underwriters and Representatives. The term “Underwriters” as used herein shall be deemed to mean the several persons, firms or corporations (including the Representatives hereinafter mentioned) named in Schedule I hereto, and the term “Representatives” as used herein shall be deemed to mean the Representatives to whom this Agreement is addressed, who by signing this Agreement represent that they have been authorized by the other Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. If there shall be only one person, firm or corporation named as an addressee above, the term “Representatives” as used herein shall mean that person, firm or corporation. If there shall be only one person, firm or corporation named in Schedule I hereto, the term “Underwriters” as used herein shall mean that person, firm or corporation. All obligations of the Underwriters hereunder are several and not joint. Unless otherwise stated, any action under or in respect of this Agreement taken by the Representatives will be binding upon all the Underwriters.

2. Description of the Senior Notes. Schedule II specifies the aggregate principal amount of the Senior Notes, the initial public offering price of the Senior Notes, and the purchase price to be paid by the Underwriters and sets forth the date, time and manner of delivery of the Senior Notes and payment therefor. Schedule II also specifies (to the extent not set forth in Sections 4 and 5 herein, or in the Registration Statement and Prospectus referred to below) the terms and provisions for the purchase of such Senior Notes. The Senior Notes will be issued under the Company’s Senior Indenture dated as of June 1, 2000 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the Trustee), as previously supplemented and as further supplemented by the Twenty-third Supplemental Indenture dated as of December 1, 2003 (the Indenture).

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

(a) A registration statement, No. 333-106790 on Form S-3 for the registration of the Senior Notes and the Underlying Securities under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the Commission) has become effective. The registration statement, including all exhibits thereto, as amended through the date hereof, is hereinafter referred to as the “Registration Statement”; the prospectus relating to the Senior Debt Securities, the Common Stock and other securities included in the Registration Statement, which prospectus is now proposed to be supplemented by a prospectus supplement relating to the Senior Notes to be filed with the Commission under the Securities Act, as completed and as so supplemented, is hereinafter referred to as the “Prospectus”. As used herein, the terms “Registration Statement” and “Prospectus” include all documents (including any Current Report on Form 8-K) incorporated therein by reference, and shall include any documents (including any Current Report on Form 8-K) filed after the date of such Registration Statement or Prospectus and incorporated therein by reference from the date of filing of such incorporated documents (collectively, the Incorporated Documents).

(b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange Act), the Trust Indenture Act of 1939, as amended (the Trust Indenture Act), and the rules, regulations and releases of the Commission (the Rules and Regulations); neither the Registration Statement on the date it was declared effective (the Effective Date) nor the Prospectus on the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, on the Closing Date (as defined below), the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of

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the Securities Act, the Securities Exchange Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing representations and warranties in this Section 3(b) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriters or on the Underwriters’ behalf through the Representatives for use in the Registration Statement or Prospectus or the part of the Registration Statement which constitutes the Trustee’s Statement of Eligibility under the Trust Indenture Act; and provided further that the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus or in any amendment or supplement thereto.

(c) Except as reflected in, or contemplated by, the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), since the respective most recent dates as of which information is given in the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Company and its subsidiaries taken as a whole, financial or otherwise (a Material Adverse Effect). The Company and its subsidiaries taken as a whole have no material contingent financial obligation which is not disclosed in the Registration Statement and the Prospectus.

(d) Deloitte & Touche LLP, who have certified certain of the Company’s financial statements filed with the Commission and incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(e) Consolidated Natural Gas Company, Dominion Exploration & Production, Inc., Dominion Energy, Inc., Dominion Transmission, Inc. and Virginia Electric and Power Company are the only Significant Subsidiaries of the Company as such term is defined in Rule 1-02 of Regulation S-X. All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, with the exception of the outstanding preferred stock of Virginia Electric and Power Company which is owned by third parties, the capital stock of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

(f) The execution, delivery and performance of this Agreement, the Indenture, and the Senior Notes (including issuance of the Underlying Securities upon conversion of the Senior Notes in accordance with their terms) and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Senior Notes and the use of the proceeds from the sale of the

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Senior Notes as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Indenture and the Senior Notes (including issuance of the Underlying Securities upon conversion of the Senior Notes in accordance with their terms) does not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, and the Company has full power and authority to authorize, issue and sell the Senior Notes as contemplated by this Agreement.

(g) The Underlying Securities issuable upon conversion of the Senior Notes have been duly authorized and reserved and, when issued upon conversion of the Senior Notes in accordance with the terms of the Senior Notes, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(h) The Common Stock (other than the Underlying Securities) is and, upon issuance, the Underlying Securities will be, listed on the New York Stock Exchange.

(i) The Company is not, and, after giving effect to the offering and sale of the Senior Notes and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended.

4. Purchase and Public Offering. On the basis of the representations and warranties herein contained, but subject to the terms and conditions in this Agreement set forth, the Company agrees to sell to each of the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the price, place and time hereinafter specified, the principal amount of the Firm Senior Notes set forth opposite the name of such Underwriter in Schedule I hereto. The Underwriters agree to make a public offering of their respective Senior Notes specified in Schedule I hereto at the initial public offering price specified in Schedule II hereto. It is understood that after such initial offering the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify any subsequent offering without notice.

In addition, the Company hereby grants to the Underwriters an option to purchase up to $20,000,000 principal amount of Option Senior Notes. Such option is granted solely for

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the purpose of covering over-allotments in the sale of the Firm Senior Notes and is exercisable as provided herein. Option Senior Notes shall be purchased severally for the account of the Underwriters in proportion to the principal amounts of Firm Senior Notes set forth opposite the name of such Underwriter in Schedule I hereto. The respective obligations of each Underwriter with respect to the Option Senior Notes shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Senior Notes other than in $1,000 principal amounts.

The Company shall not be obligated to deliver any of the Senior Notes to be delivered on the First Closing Date (as hereinafter defined) or the Second Closing Date (as hereinafter defined), as the case may be, except upon payment for all of the Senior Notes to be purchased on such Closing Date as provided herein.

5. Time and Place of Closing. Delivery of the certificate(s) for the Senior Notes and payment therefor by the Representatives for the accounts of the several Underwriters shall be made at the time, place and date specified in Schedule II or such other time, place and date as the Representatives and the Company may agree upon in writing, and subject to the provisions of Section 10 hereof. The hour and date of such delivery and payment are herein called the “First Closing Date” or the “Closing Date” as the context implies. On the First Closing Date, the Company, through the facilities of The Depository Trust Company (DTC), shall deliver or cause to be delivered a securities entitlement with respect to the Firm Senior Notes to the Representatives for the accounts of each Underwriter against payment of the purchase price by wire transfer of same-day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Senior Notes shall be registered in the name of CEDE & Co., as nominee for DTC.

The option granted in Section 4 may be exercised by the Underwriters giving written notice to the Company of their election to exercise the option and completing the purchase of the Option Senior Notes within 13 days after the First Closing Date (counting the First Closing Date as the first such day). Such notice shall set forth the principal amount of Option Senior Notes as to which the option is being exercised, the denominations in which the Option Senior Notes are to be issued and the date and time, as determined by the Underwriters, when the Option Senior Notes are to be delivered; provided, however, that this date and time shall not be earlier than the First Closing Date nor earlier than the business day after the date on which the option shall have been exercised. The date and time the Option Senior Notes are delivered are sometimes referred to herein as the “Second Closing Date” and the First Closing Date and the Second Closing Date are sometimes each referred to as a “Closing Date”.

Delivery of and payment for the Option Senior Notes shall be made at the place specified pursuant to the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Underwriters and the Company) at 10:00 a.m., Richmond, Virginia, time on the Second Closing Date. On the Second Closing Date, the Company through the facilities of DTC, shall deliver or cause to be delivered a securities entitlement with respect to the Option Senior Notes to the Representatives for the accounts of each Underwriter against payment of the purchase price by wire transfer of same-day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time

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and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Senior Notes shall be registered in the name of CEDE & Co., as nominee of DTC.

6. Covenants of the Company. The Company agrees that:

(a) If the Representatives so request, the Company, on or prior to the Closing Date, will deliver to the Representatives conformed copies of the Registration Statement as originally filed, including all exhibits, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by the Representatives. The Representatives will be deemed to have made such a request for copies for each of the several Underwriters and Troutman Sanders LLP, counsel to the Underwriters, with respect to any such documents that are not electronically available through the Commission’s EDGAR filing system.

(b) The Company will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement and the Prospectus, (ii) the preparation, issuance and delivery of the Senior Notes and the Underlying Securities, (iii) any fees and expenses of the Trustee and (iv) the printing and delivery to the Underwriters, in reasonable quantities, of copies of the Registration Statement and the Prospectus (each as originally filed and as subsequently amended). In addition, the Company will pay the reasonable out of pocket fees and disbursements of Underwriters’ outside counsel, Troutman Sanders LLP, in connection with the qualification of the Senior Notes under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Underwriters or the Company).

(c) If, during the time when a prospectus relating to the Senior Notes is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company promptly will (i) notify the Underwriters through the Representatives to suspend solicitation of purchases of the Senior Notes and (ii) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. During the period specified above, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to the Representatives and Troutman Sanders LLP. Any such documents or amendments which are electronically available through the Commission’s EDGAR filing system shall be deemed to have been furnished by the Company to the Representatives and Troutman Sanders LLP.

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(d) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement prior to filing; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(e) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least 12 months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

(f) The Company will furnish such information as may be lawfully required and otherwise cooperate in qualifying the Senior Notes for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

(g) Fees and disbursements of Troutman Sanders LLP, who is acting as counsel for the Underwriters, and of Davis Polk & Wardwell, who is acting as special product counsel for the Underwriters (exclusive of fees and disbursements of Troutman Sanders LLP which are to be paid as set forth in Section 6(b)), shall be paid by the Underwriters; provided, however, that if this Agreement is terminated in accordance with the provisions of Sections 7 or 8 hereof, the Company shall reimburse the Representatives for the account of the Underwriters for the amount of the fees and disbursements of Troutman Sanders LLP.

(h) The Company shall not (i) directly or indirectly, offer, pledge, lend, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of its Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (collectively, Common Securities), or file any Registration Statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement from which no such securities are offered) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period of 30 days from the date hereof without your prior written consent, other than (A) pursuant to this Underwriting Agreement, (B) any shares of Common Stock issued by the Company upon exercise of an option, warrant, or the conversion of a security outstanding on the date hereof; (C) the Company’s Treasury PIESsm, Corporate PIES, Upper DECSsm

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Treasury Units or Upper DECS Corporate Units to be created or recreated upon substitution of pledged securities or shares of Common Stock issuable upon early settlement of the Company’s Corporate PIES, Treasury PIES, Upper DECS Treasury Units or Upper DECS Corporate Units; (D) any shares of Common Stock issued, or options to purchase such shares granted in connection with any of the Company’s employee benefit plans, employee stock purchase plans, non-employee director stock plans, dividend reinvestment plans, employee retirement plans and the Dominion Direct Investment plan; (E) any issuance by the Company of Common Stock in connection with acquisitions that close more than 30 days after the date hereof or any acquisition in which the party or parties receiving the Common Stock agree to be bound by the restrictions of this Section 6(h); and (F) the filing by the Company of a shelf registration statement from which the Company will not offer any Common Securities for a 30-day period after its filing date.

7. Conditions of Underwriters’ Obligations; Termination by the Underwriters.

(a) The obligations of the Underwriters to purchase and pay for the Senior Notes on the Closing Date shall be subject to the following conditions:

(i) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or to the knowledge of the Company threatened by, the Commission on such date. The Representatives shall have received, prior to payment for the Senior Notes, a certificate dated the Closing Date and signed by the President or any Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(ii) The relevant order or orders of the Commission pursuant to the Public Utility Holding Company Act of 1935, as amended (the 1935 Act) permitting the issuance and sale of the Senior Notes, a copy of which has been provided to the Representatives, shall be in full force and effect and all provisions of such order or orders heretofore entered are deemed acceptable to the Representatives and the Company and all provisions of such order or orders hereafter entered shall be deemed acceptable to the Representatives and the Company unless within 24 hours after receiving a copy of any such order either shall give notice to the other to the effect that such order contains an unacceptable provision.

(iii) On the Closing Date the Representatives shall receive, on behalf of the several Underwriters, the opinions of Troutman Sanders LLP, counsel to the Underwriters, McGuireWoods LLP, counsel to the Company, Davis Polk & Wardwell, special product counsel to the Underwriters, and the Company’s General Counsel, substantially in the forms attached hereto as Schedules III, IV, V and VI, respectively.

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(iv) The Representatives shall have received from Deloitte & Touche LLP on the date of this Agreement and on the Closing Date letters addressed to the Representatives containing statements and information of the type ordinarily included in accountants’ SAS 72 “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, including any pro forma financial information.

(v) Subsequent to the execution of this Agreement and prior to the Closing Date, (A) except as reflected in, or contemplated by, the Registration Statement and the Prospectus (exclusive of amendments or supplements after the date hereof), there shall not have occurred (1) any change in the senior debt securities of the Company of the same class as the Senior Notes (other than a decrease in the aggregate principal amount thereof outstanding), (2) any material adverse change in the general affairs, financial condition or earnings of the Company and its subsidiaries taken as a whole or (3) any material transaction entered into by the Company other than a transaction in the ordinary course of business, the effect of which in each such case in the reasonable judgment of the Representatives is so material and so adverse that it makes it impracticable to proceed with the public offering or delivery of the Senior Notes on the terms and in the manner contemplated in the Prospectus and this Agreement, and (B) there shall not have occurred (1) a downgrading in the rating accorded the Company’s senior unsecured notes, or securities that are pari passu to the Company’s senior unsecured notes, by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and no such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change with possible negative implications in its ratings of such securities, (2) any general suspension of trading in securities on the New York Stock Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, (3) a suspension of trading of any securities of the Company on the New York Stock Exchange, (4) a banking moratorium declared either by federal or New York State authorities or (5) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or any material adverse change in the financial markets; provided that the effect of such outbreak, escalation, declaration, calamity, crisis or material adverse change shall, in the reasonable judgment of the Representatives, make it impracticable to proceed with the public offering or delivery of the Senior Notes on the terms and in the manner contemplated in the Prospectus and in this Agreement.

(vi) On the Closing Date, the representations and warranties of the Company in this Agreement shall be true and correct as if made on and as of such date, and the Company shall have performed all obligations and satisfied all

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conditions required of it under this Agreement; and, on the Closing Date, the Representatives shall have received a certificate to such effect signed by the President or any Vice President of the Company.

(vii) All legal proceedings to be taken in connection with the issuance and sale of the Senior Notes shall have been satisfactory in form and substance to Troutman Sanders LLP.

(b) In case any of the conditions specified above in Section 7(a) shall not have been fulfilled, this Agreement may be terminated by the Representatives upon mailing or delivering written notice thereof to the Company; provided, however, that in case the conditions specified in subsections 7(a)(v) and (vi) shall not have been fulfilled, this Agreement may not be so terminated by the Representatives unless Underwriters who have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the Senior Notes shall have consented to such termination and the aforesaid notice shall so state. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 9 and Sections 6(b), 6(g) and 7(c) hereof.

(c) If this Agreement shall be terminated by the Representatives pursuant to Section 7(b) above or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, then in any such case, the Company will reimburse the Underwriters, severally, for all out-of-pocket expenses (in addition to the fees and disbursements of their outside counsel as provided in Section 6(g)) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder and, upon such reimbursement, the Company shall be absolved from any further liability hereunder, except as provided in Section 6(b) and Section 9.

8. Conditions of the Obligation of the Company. The obligation of the Company to deliver the Senior Notes shall be subject to the conditions set forth in the first sentence of Section 7(a)(i) and in Section 7(a)(ii). In case such conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(b), 6(g), 9 and 10 hereof.

9. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each such Underwriter, director, officer and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages,

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or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any preliminary Prospectus (if and when used prior to the date hereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing indemnity agreement, insofar as it relates to any preliminary Prospectus, shall not inure to the benefit of any Underwriter (or to the benefit of any director or officer of, or person who controls such Underwriter) on account of any losses, claims, damages or liabilities arising out of the sale of any of the Senior Notes by such Underwriter to any person if it shall be established that a copy of the Prospectus, excluding any documents incorporated by reference (as supplemented or amended, if the Company shall have made any supplements or amendments which have been furnished to the Representatives), shall not have been sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale to such person in any case where such delivery is required by the Securities Act and the Company satisfied its obligations pursuant to Section 6(a) hereof, if the misstatement or omission leading to such loss, claim, damage or liability was corrected in the Prospectus (excluding any documents incorporated by reference) as amended or supplemented, and such correction would have cured the defect giving rise to such loss, claim, damage, or liability; and provided further, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to the Company by or on behalf of any Underwriter for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, or in any preliminary Prospectus. The indemnity agreement of the Company contained in this Section 9(a) and the representations and warranties of the Company contained in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any such controlling person, and shall survive the delivery of the Senior Notes.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors, and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been

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furnished), or any preliminary Prospectus (if and when used prior to the date hereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by or on behalf of such Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or any preliminary Prospectus. The indemnity agreement of the respective Underwriters contained in this Section 9(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any such controlling person, and shall survive the delivery of the Senior Notes.

(c) The Company and each of the Underwriters agree that, upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors, or any person controlling the Company, or against such Underwriter or any of its directors, officers or controlling persons as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 9(a) or 9(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any

12

proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in Section 9(a) or 9(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations under this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. Termination. If any one or more of the Underwriters shall fail or refuse to purchase the Senior Notes which it or they have agreed to purchase hereunder, and the aggregate principal amount of the Senior Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Senior Notes, then the other Underwriters shall be obligated severally in the proportions

13

which the principal amount of the Senior Notes set forth opposite their respective names in Schedule I bears to the aggregate underwriting obligations of all non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Senior Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall so fail or refuse to purchase Senior Notes and the aggregate principal amount of the Senior Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Senior Notes and arrangements satisfactory to the Underwriters and the Company for the purchase of such Senior Notes are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter (except as provided in Section 6(g) and Section 9) or of the Company (except as provided in Section 6(b) and Section 9). In any such case not involving a termination, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and shall survive delivery of the Senior Notes.

12. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of the Company, the Underwriters and, with respect to the provisions of Section 9 hereof, each controlling person and each officer and director of the Company and the Underwriters referred to in Section 9, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors” as used in this Agreement shall not include any purchaser, as such, of any of the Senior Notes from any of the several Underwriters.

13. Notices. All communications hereunder shall be in writing and if to the Underwriters shall be mailed or delivered to the Representatives at the address set forth on Schedule II hereto, or if to the Company shall be mailed, faxed or delivered to it, attention of Treasurer, Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219 (facsimile number: (804) 819-2211).

[remainder of this page left blank intentionally]

14

Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

DOMINION RESOURCES, INC.

By:	/s/ James P. Carney
Name:	James P. Carney
Title:	Assistant Treasurer

15

The foregoing agreement is hereby

confirmed and accepted, as of the

date first above written.

CREDIT SUISSE FIRST BOSTON LLC

acting individually and as Representative

of the Underwriters named in Schedule I hereto

By:	/s/ Gavin H. Wolfe
Authorized Signatory
Name:	Gavin H. Wolfe
Title:	Managing Director

MORGAN STANLEY & CO. INCORPORATED

acting individually and as Representative

of the Underwriters named in Schedule I hereto

By:	/s/ Rizvan Dhalla
Authorized Signatory
Name:	Rizvan Dhalla
Title:	Vice President

16

SCHEDULE I

Underwriter	Principal Amount of Firm Senior Notes to be Purchased
Credit Suisse First Boston LLC	$60,000,000
Morgan Stanley & Co. Incorporated	60,000,000
Citigroup Global Markets Inc.	20,000,000
Goldman, Sachs & Co.	20,000,000
ABN AMRO Rothschild LLC	10,000,000
KBC Financial Products USA Inc.	10,000,000
Scotia Capital (USA) Inc.	10,000,000
SunTrust Capital Markets, Inc.	10,000,000

Total:	$200,000,000

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SCHEDULE II

Title of Senior Notes: 2003 Series G 2.125% Convertible Senior Notes Due 2023

Aggregate Principal Amount: $200,000,000

Initial Price to Public:

100 % of the principal amount of the Senior Notes plus accrued interest, if any, from the date of issuance.

Initial Purchase Price to be paid by Underwriters:

98 % of the principal amount of the Senior Notes, such Initial Purchase Price to be paid by the Underwriters as set forth in Sections 4 and 5 of the Agreement to which this Schedule is attached.

Time of Delivery:	December 11, 2003, 10:00 A.M.

Closing Location:	One James Center
901 East Cary Street
Richmond, VA 23219

The Senior Notes will be available for inspection by the Representatives at:
One James Center 901 East Cary Street Richmond, VA 23219

Addresses for Notices to the Underwriters:
Credit Suisse First Boston LLC 11 Madison Avenue New York, New York 10010 Attn: Gavin Wolfe Telephone: (212)538-7058 Facsimile: (212)743-1378

Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036 Attn: Ray Spitzley Telephone: (212)761-8461 Facsimile: (212)761-0354

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with a copy of any notice pursuant to Section 9(c) also sent to:

Troutman Sanders LLP 1111 East Main Street Richmond, Virginia 23219 Attention: F. Claiborne Johnston, Jr., Esquire Telephone: (804) 697-1214 Facsimile: (804) 698-5108

II-2

SCHEDULE III

PROPOSED FORM OF OPINION

OF

TROUTMAN SANDERS LLP

Bank of America Center

1111 East Main Street

Richmond, Virginia 23219

DOMINION RESOURCES, INC.

2003 Series G 2.125% Convertible Senior Notes Due 2023

December 11, 2003

Credit Suisse First Boston LLC

Morgan Stanley & Co. Incorporated

as Representatives for the Underwriters

listed in Schedule I hereto

c/o Credit Suisse First Boston LLC

11 Madison Avenue

New York, New York 10010

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

We have acted as your counsel in connection with the arrangements for issuance by Dominion Resources, Inc. (the Company) of up to U.S. $200,000,000 aggregate principal amount of its 2003 Series G 2.125% Convertible Senior Notes Due 2023 (the Senior Notes) and the offering of the Senior Notes by you pursuant to an Underwriting Agreement dated December 3, 2003 by and between you and the Company (the Underwriting Agreement). This letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

We have examined originals or copies certified to our satisfaction of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and of the Trustee, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant

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facts were not independently established, relied upon certifications by officers of the Company, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

In addition, we attended the closing held today at which the Company satisfied the conditions contained in Section 7 of the Underwriting Agreement that are required to be satisfied as of the Closing Date.

Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

1. The Company is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia, and has the corporate power to transact its business as described in the Prospectus.

2. An appropriate order of the Commission with respect to the sale and performance of the Senior Notes under the Public Utility Holding Company Act of 1935, as amended, has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization for the sale and performance of the Senior Notes as contemplated by the Underwriting Agreement. No approval or consent by any public regulatory body, other than such order and notification of effectiveness by the Commission and approvals required under the Securities Act and the Rules and Regulations which have been obtained, is legally required in connection with the sale of the Senior Notes as contemplated by the Underwriting Agreement (except to the extent that compliance with the provisions of securities or blue sky laws of certain states may be required in connection with the sale of the Senior Notes in such states) and the carrying out of the provisions of the Underwriting Agreement.

3. The Underwriting Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

4. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act. The Senior Indenture dated as of June 1, 2000 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, constitutes a valid and binding obligation of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

5. The Senior Notes have been duly authorized and executed by the Company and when completed and authenticated by the Trustee in accordance with, and in the form contemplated by, the Indenture and issued, delivered and paid for as provided in the Underwriting Agreement, will have been duly issued under the Indenture.

6. The Common Stock issuable upon conversion of the Senior Notes has been duly authorized and validly reserved for issuance by the Company and, when issued upon

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conversion of the Senior Notes in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock is not subject to any preemptive rights.

7. The Registration Statement with respect to the Senior Notes filed pursuant to the Securities Act, has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale of Senior Notes in the manner therein specified.

8. The Registration Statement and the Prospectus (except that we express no comment or belief with respect to any historical or pro forma financial statements and schedules and other financial or statistical information contained or incorporated by reference in the Registration Statement or Prospectus) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

* * * * *

We have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement or in the Prospectus, and as to the statistical statements in the Registration Statement (which includes statistical statements in the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement. We note that the Incorporated Documents were prepared and filed by the Company without our participation. We have, however, participated in conferences with counsel for and representatives of the Company in connection with the preparation of the Registration Statement, the Prospectus as it was initially issued and as it has been supplemented or amended, and we have reviewed the Incorporated Documents and such of the corporate records of the Company as we deemed advisable. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in the Underwriting Agreement. None of the foregoing participation, review or attendance disclosed to us any information that gives us reason to believe that the Registration Statement contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued or the date it was supplemented or amended, or that the Registration Statement or the Prospectus contains on the date hereof (in all cases, excepting the financial statements and schedules and other financial information contained or incorporated therein by reference, any pro forma financial information and notes thereto, and the Statement of Eligibility of the Trustee filed on Form T-1 under the Trust Indenture Act, included or incorporated by reference into the Registration Statement or the Prospectus, as to which we express no belief) any untrue statement of a material fact or omitted on said date or now omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing assurance is given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus.

III-3

In rendering the opinions set forth in paragraphs (1)—(8) above and in making the statements expressed in the preceding paragraph, we do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Very truly yours,

TROUTMAN SANDERS LLP

III-4

SCHEDULE IV

PROPOSED FORM OF OPINION

OF

MCGUIREWOODS LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219

Re: DOMINION RESOURCES, INC.

2003 Series G 2.125% Convertible Senior Notes Due 2023

December 11, 2003

Credit Suisse First Boston LLC

Morgan Stanley & Co. Incorporated

as Representatives for the Underwriters

listed in Schedule I hereto

c/o Credit Suisse First Boston LLC

11 Madison Avenue

New York, New York 10010

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel to Dominion Resources, Inc., a Virginia corporation (the Company), in connection with the issuance and sale by the Company of up to U.S. $200,000,000 aggregate principal amount of 2003 Series G 2.125% Convertible Senior Notes due 2023 (the Senior Notes) pursuant to an Underwriting Agreement dated December 3, 2003, by and between the Company and the Underwriters listed on Schedule I attached thereto (the Underwriting Agreement). This letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of the Company and of the Trustee, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

On this basis we are of the opinion that:

1. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Public Utility Holding Company Act of 1935, the Securities Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Senior Notes. An appropriate order of the Commission with respect to the sale and performance of the Senior Notes under the Public Utility Holding Company Act of 1935, as amended, has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization for the sale and performance of the Senior Notes as contemplated by the Underwriting Agreement.

2. The Indenture has been authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of the Company except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless whether enforcement is in a proceeding in equity or at law).

3. The Senior Notes have been duly authorized and executed by the Company and, when completed and authenticated by the Trustee in accordance with, and in the form contemplated by, the Indenture and issued, delivered and paid for as provided in the Underwriting Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless whether enforcement is in a proceeding in equity or at law).

4. The Common Stock issuable upon conversion of the Senior Notes has been duly authorized and validly reserved for issuance by the Company and, when issued upon conversion of the Senior Notes in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock is subject to any preemptive rights.

5. The Registration Statement (Reg. No. 333-106790) with respect to the Senior Notes filed pursuant to the Securities Act, has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale of the Senior Notes in the manner therein specified.

6. The Registration Statement and the Prospectus (except the financial statements, any pro forma financial information and schedules contained or incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

7. We are of the opinion that the statements relating to the Senior Notes contained in the prospectus initially filed as part of the Registration Statement under DESCRIPTION OF DEBT SECURITIES and ADDITIONAL TERMS OF SENIOR DEBT SECURITIES, as supplemented by the statements under DESCRIPTION OF THE SENIOR NOTES in the Prospectus Supplement dated December 3, 2003, are substantially accurate and fair.

8. With regard to the discussion in the prospectus supplement dated December 3, 2003, under the caption CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS, subject to the limitations and assumptions set forth therein, we are of the opinion that under current United States federal income tax law, although the discussion does not purport to disclose all possible United States federal income tax consequences of the Senior Notes, such discussion constitutes an accurate summary of the matters discussed therein in all material respects. In rendering the aforementioned tax opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

We have participated in conferences with officers and other representatives of the Company and your representatives at which the contents of the Registration Statement and the Prospectus were discussed, and we have consulted with officers and other employees of the Company to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of the Company and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in Section 7 of the Underwriting Agreement. We have not, however, undertaken to make any independent review of other records of the Company which our investigation did not lead us to deem pertinent. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in the preceding paragraphs 7 and 8 in regard to the statements described in such preceding paragraphs. But such conferences, consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued, or that the Registration Statement or the Prospectus (in each case, except with respect to the financial statements, any pro forma financial information and schedules and other financial information and the Statement of Eligibility of the Trustee filed on Form T-1 under the Trust Indenture Act, contained or incorporated by reference in the Registration Statement or Prospectus) contains on the date hereof, any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing assurance is provided on the basis that any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus prior to the date of the Underwriting Agreement.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Very truly yours,

MCGUIREWOODS LLP

SCHEDULE V

PROPOSED FORM OF OPINION

OF

DAVIS POLK & WARDWELL

SPECIAL PRODUCT COUNSEL

450 Lexington Avenue

New York, New York 10017

Re:  DOMINION RESOURCES, INC.

2003 Series G 2.125% Convertible Senior Notes Due 2023

December 11, 2003

Credit Suisse First Boston LLC

Morgan Stanley & Co. Incorporated

as Representatives for the Underwriters

listed in Schedule I hereto

c/o Credit Suisse First Boston LLC

11 Madison Avenue

New York, New York 10010

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel for you and the other several Underwriters named in Schedule I to the Underwriting Agreement dated December 3, 2003 (the “Underwriting Agreement”) with Dominion Resources, Inc., a Virginia corporation (the “Company”), under which you have severally agreed to purchase from the Company $200 million aggregate principal amount of its 2.125% Series G Convertible Senior Notes due 2023 (the “Securities”). The Securities are to be issued pursuant to the provisions of the Senior Indenture dated as of June 1, 2001 (the “Senior Indenture”), as supplemented by the Twenty-third Supplemental Indenture dated as of December 1, 2003 (the “Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”) between the Company and JPMorgan Chase Bank (formerly known

V-1

as the Chase Manhattan Bank), as Trustee (the “Trustee”), and are convertible on the terms set forth in the Indenture into shares of common stock, no par value, of the Company. This opinion is furnished to you pursuant to Section 7(a)(iii) of the Underwriting Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

We have participated in the preparation of the prospectus supplement relating to the offering of the Securities, dated December 3, 2003 (the “Prospectus Supplement”).

Based upon the foregoing, we are of the opinion that:

1. The Supplemental Indenture, assuming the due authorization, execution and delivery of the Indenture by the Company and the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

2. Assuming that the Securities have been duly authorized by the Company, the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

We have considered the statements relating to legal documents included in the Prospectus Supplement under the caption “Description of the Senior Notes” and in the Prospectus under the captions “Description of Debt Securities” and “Additional Terms of the Senior Debt Securities.” In our opinion, such statements fairly summarize in all material respects such documents.

We are members of the Bar of the State of New York and our opinion is limited to the laws of the State of New York and the Federal laws of the United States of America.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person (including any person that acquires the Securities from you) without our prior written consent.

Very truly yours,

DAVIS POLK & WARDWELL

V-2

SCHEDULE VI

PROPOSED FORM OF OPINION

OF

GENERAL COUNSEL OF

DOMINION RESOURCES, INC.

120 Tredegar Street

Richmond, VA 23219

Re: DOMINION RESOURCES, INC.

2003 Series G 2.125% Convertible Senior Notes Due 2023

December 11, 2003

To: The Addressees Listed on Annex A

Ladies and Gentlemen:

The arrangements for issuance of up to U.S. $200,000,000 aggregate principal amount of 2003 Series G 2.125% Convertible Senior Notes due 2023 (the Senior Notes), of Dominion Resources, Inc. (the Company), pursuant to an Underwriting Agreement dated December 3, 2003, by and between the Company and the Underwriters listed on Schedule I attached thereto (the Underwriting Agreement), have been taken under my supervision as Vice President and General Counsel of the Company. Terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

As Vice President and General Counsel of the Company, I have general responsibility over the attorneys within the Company’s Legal Department responsible for rendering legal counsel to the Company regarding corporate, financial, securities and other matters. I am generally familiar with the organization, business and affairs of the Company. I am also familiar with the proceedings taken and proposed to be taken by the Company in connection with the offering and sale of the Senior Notes, and I have examined such corporate records, certificates and other documents and such questions of the law as I have considered necessary or appropriate for the purposes of this opinion. In addition, I have responsibility for supervising lawyers who may have been asked by me or others to review legal matters arising in connection with the offering and sale of the Senior Notes. Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law, and the opinions herein expressed are my own or are opinions of others in which I concur.

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On this basis I am of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

2. Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the respective laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened, to which the Company or one of its subsidiaries is a party or to which any of the Company’s or any of its subsidiaries’ properties is subject other than any proceedings described in the Prospectus and proceedings which I believe are not likely to have a material adverse effect on the power or ability of the Company to perform its obligations under the Underwriting Agreement or to consummate the transactions contemplated thereby or by the Prospectus.

I am a member of the Bar of the Commonwealth of Virginia and I do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. I do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that may hereinafter arise or that may hereinafter be brought to my attention.

Yours very truly,

GENERAL COUNSEL

VI-2

Annex A

Credit Suisse First Boston LLC

Morgan Stanley & Co. Incorporated

as Representatives for the Underwriters

listed in Schedule I hereto

c/o Credit Suisse First Boston LLC

11 Madison Avenue

New York, New York 10010

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

JPMorgan Chase Bank

Institutional Trust Services

4 New York Plaza, 15th Floor

New York, New York 10004